Exhibit 3(c):  Commission Schedule for Policies.


BROKERAGE
DISTRIBUTION
Total Commission
       Year 1 Premiums (up to target premium)             55%
       Expense Allowance                                  41%
       Years 2-5                                           6%
       Years 6-10                                          4%
       Years 11+                                           2%
       Commission on Excess Premiums Years 1-5             6%
                                           6-10            4%
                                           11+             2%


CAREER AGENCY DISTRIBUTION
Agents Commission
       Year 1 Premiums (up to target or planned premium)  50%
       Expense Allowance                                  10%
       Years 2+                                            4%
       Commission on Excess Premium                        4%
Managers Commission
       Year 1 Premiums (up to target or planned premium)   9%
       Commission on Excess Premium                       .8%